ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-178960 Dated January 22, 2014

UBS AG Airbag Yield Optimization Notes

UBS AG $• Notes linked to the common stock of Auxilium Pharmaceuticals, Inc. due on or about July 31, 2014

UBS
AG $• Notes linked to the common stock of ServiceNow, Inc. due on or about July 31, 2014

Investment
 Description

UBS AG Airbag Yield Optimization Notes (the “Notes”) are unsubordinated, unsecured debt obligations issued by
UBS AG (“UBS”) linked to the common stock of a specific company (the “underlying equity”). The issue price of each Note will be $1,000. On a monthly basis, UBS will pay you a coupon regardless of the performance of the underlying equity. At maturity, UBS will either pay you the principal amount per Note or, if the closing price of the underlying equity on the final valuation date is below the specified conversion price, UBS will deliver to you a number of shares of the underlying equity per Note equal to (i) the principal amount per Note divided by (ii) the specified conversion price of the underlying equity (the “share delivery amount”) (subject to adjustments in the case of certain corporate events described in the accompanying Airbag Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments”). Investing in the Notes involves significant risks. You may lose some or all of your principal amount. In exchange for receiving a coupon on the Notes, you are accepting the risk of receiving shares of the underlying equity at maturity that are worth less than your principal amount and the credit risk of UBS for all payments under the Notes. Generally, the higher the coupon rate on a Note, the greater the risk of loss on that Note. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Features

❑

Income: Regardless of the performance of the underlying equity, UBS will pay you a monthly coupon. In exchange for receiving the monthly coupon on the
Notes, you are accepting the risk of receiving shares of the underlying equity at maturity that are worth less than your principal amount and the credit risk of UBS for all payments under the Notes.

❑

Contingent Repayment of Principal Amount at Maturity: If the price of the underlying equity does not close below the conversion price on the final valuation date, UBS will pay you the principal amount per Note at maturity and you will not participate in any appreciation or decline in the value of the underlying equity. If the price of the underlying equity closes below the conversion price on the final valuation date, UBS will deliver to you at maturity a number of shares of the underlying equity equal to the share delivery amount for each of your Notes, which is expected to be worth less than your principal amount and may have no value at all. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS.

Key Dates*

Trade Date**

January 24, 2014

Settlement Date**

January 31, 2014

Final Valuation Date

July 25, 2014

Maturity Date

July 31, 2014

*
Expected. See page 4 for additional details.

**
We expect to deliver each offering of the Notes against payment on or about the fifth business day following the trade date. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes in the secondary market on any date prior to three business days before delivery of the Notes will be required, by virtue of the fact that each Note initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

NOTICE TO INVESTORS: THE NOTES ARE
SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE NOTES AT MATURITY, AND THE NOTES CAN HAVE THE FULL DOWNSIDE MARKET RISK OF THE UNDERLYING EQUITY. THIS MARKET
RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE NOTES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE NOTES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 AND UNDER “RISK FACTORS” BEGINNING ON
PAGE PS-14 OF THE AIRBAG YIELD OPTIMIZATION NOTES PRODUCT SUPPLEMENT BEFORE PURCHASING ANY NOTES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET
VALUE OF, AND THE RETURN ON, YOUR NOTES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE NOTES.

Note
Offerings

These preliminary terms relate to the two separate Notes we are offering. Each of the two Notes is linked to the common stock of a different company, and each of the two Notes has its own coupon rate, initial price, conversion price and share delivery amount. The coupon rate, initial price, conversion price and share delivery amount for the Notes will be set on the trade date. Coupons will be paid monthly in arrears in 6 equal installments. The performance of each Note will not depend on the performance of the other Note.

Underlying equity

Stock Ticker

Coupon Rate

Total Coupon Payable

  Initial
Price

Conversion Price

Share Delivery Amount*

CUSIP

ISIN

Common stock of Auxilium Pharmaceuticals, Inc.

AUXL

7.30% to 9.30% per annum

3.650% to 4.650%

$•

80% of Initial Price

• shares per Note

90271T489

US90271T4893

Common stock of ServiceNow, Inc.

NOW

6.00% to 7.50% per annum

3.000% to 3.750%

$•

80% of Initial Price

• shares per Note

90271T497

US90271T4976

*
Equal to $1,000 divided by the conversion price. If you receive the share delivery amount at maturity, we will pay cash in lieu of delivering any fractional shares of the underlying equity in an amount equal to that fraction multiplied by the final price of the underlying equity. The share delivery amount and conversion price are subject to adjustments in the case of certain corporate events described in the Airbag
Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments.”

The
estimated initial value of the Notes as of the trade date is expected to be between (i) $930.00 and $985.00 for Notes linked to the common stock of Auxilium Pharmaceuticals, Inc. and (ii) $945.00 and $990.00 for Notes linked to the common stock of
ServiceNow, Inc. The range of the estimated initial value of the Notes was determined on the date of this free writing prospectus by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 5 and
6 of this free writing prospectus.

See “Additional Information about UBS and the Notes” on page 2. The Notes we are offering will have the terms set forth in the Airbag Yield Optimization Notes product supplement relating to the Notes, the accompanying prospectus and this free writing prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this free writing prospectus, or the accompanying
Airbag Yield Optimization Notes product supplement or prospectus. Any representation to the contrary is a criminal offense. The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

Offering of Notes

Issue Price to Public

Underwriting Discount

Proceeds to UBS AG

Total

Per Note

Total

Per Note

Total

Per Note

Common stock of Auxilium Pharmaceuticals, Inc.

$•

$1,000.00

$•

$10.00

$•

$990.00

Common stock of ServiceNow, Inc.

$•

$1,000.00

$•

$10.00

$•

$990.00

UBS Financial Services Inc.

UBS Investment Bank

Additional Information about UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Notes) with the Securities and Exchange Commission, or SEC, for these offerings to which this free writing prospectus relates. Before you invest, you should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and these offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦

Airbag Yield Optimization Notes product supplement dated January 12, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512010468/d281883d424b2.htm

♦

Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Airbag Yield Optimization Notes” or the “Notes” refer to two different Notes that are offered hereby. Also, references to the “Airbag Yield Optimization Notes product supplement” mean the UBS product supplement, dated January 12, 2012, relating to the Notes generally, and references to the “accompanying prospectus” mean the UBS prospectus titled, “Debt Securities and Warrants”, dated January 11, 2012.

This free writing prospectus, together with the documents listed above, contains the terms of the Notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 5 and in “Risk Factors” in the accompanying product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Notes.

UBS reserves the
right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

Investor Suitability

The Notes may be suitable for you if:

♦

  You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦

  You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the full downside market risk of an investment in the underlying equity.

♦

You believe the final price of the underlying equity is not likely to be below the conversion price and, if it is, you can tolerate receiving shares of the underlying equity at maturity worth less than your principal amount or that may have no value at all.

♦

  You understand and accept that you will not participate in any appreciation in the price of the underlying equity and that your return at maturity is limited to the coupons paid on the Notes.

♦

  You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.

♦

  You are willing to invest in the Notes if the coupon rate per annum is set equal to the bottom of the range indicated on the cover hereof (the actual coupon rate will be determined on the trade date).

♦

  You are willing and able to hold the Notes to maturity, a term of approximately 6 months, and accept that there may be little or no secondary market for the
Notes.

♦

You are willing to assume the credit risk of UBS for all payments under the Notes, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

♦

You understand that the estimated initial value of the Notes determined by our internal pricing models is lower than the issue price and that should UBS
Securities LLC or any affiliate make secondary markets for the Notes, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Notes may not be suitable for you if:

♦

  You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦

You require an investment designed to provide a full return of principal at maturity.

♦

You are not willing to make an investment that may have the full downside market risk of an investment in the underlying equity.

♦

  You believe the final price of the underlying equity is likely to be below the conversion price, which could result in a total loss of your initial investment.

♦

  You cannot tolerate receiving shares of the underlying equity at maturity worth less than your principal amount or that may have no value at all.

♦

  You seek an investment that participates in the full appreciation in the price of the underlying equity or that has unlimited return potential.

♦

  You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.

♦

  You would be unwilling to invest in the Notes if the coupon rate is set equal to the bottom of the range indicated on the cover hereof (the actual coupon rate will be determined on the trade date).

♦

  You are unable or unwilling to hold the Notes to maturity, a term of approximately 6 months, and seek an investment for which there will be an active secondary market.

♦

  You are not willing to assume the credit risk of UBS for all payments under the Notes, including any repayment of principal.

The suitability considerations identified
above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 5 of this free writing prospectus for risks related to an investment in the Notes.

Coupon
Payment Dates

Coupons will be paid in arrears in six equal monthly installments on the coupon payment dates listed below:

February 26, 2014

March 26, 2014

April 28, 2014

May 27, 2014

June 26, 2014

July 31, 2014

Any payment required to be made on any coupon payment date that is not a business day will be made on the next succeeding business day, unless that day falls in the next calendar month, in which case it will be made on the first preceding business day, with the same effect as if paid on the original due date. The record date for coupon payment will be one business day preceding the coupon payment date.

Common Terms for Each Offering of the Notes

Issuer

UBS AG, London Branch

Issue Price per Note

Equal to 100% of the principal amount per Note.

Principal Amount per Note

$1,000

Term

Approximately 6 months. The Notes are expected to price on or about January 24, 2014 and settle on or about January 31, 2014. In the event that we make any changes to the expected trade date and settlement date, the final valuation date and maturity date will be changed to ensure that the stated term of the Notes remains the same.

Underlying Equity

The common stock of a specific company, as indicated on the first page of this free writing prospectus.

Coupon Payments

Coupon paid in arrears in 6 equal monthly installments based on the coupon rate, regardless of the performance of the underlying equity. The coupon rate is expected to be between (i) 7.30% to 9.30% per annum for Notes linked to the common stock of Auxilium Pharmaceuticals, Inc. and (ii) 6.00% to 7.50% per annum for Notes linked to the common stock of ServiceNow, Inc. The actual coupon rate for the Notes will be set on the trade date.

Total Coupon Payable

The total coupon payable is expected to be between (i) 3.650% to 4.650% for Notes linked to the common stock of Auxilium Pharmaceuticals, Inc. and (ii) 3.000% to 3.750% for Notes linked to the common stock of ServiceNow, Inc. The actual total coupon payable for the Notes will be based on the coupon rate per annum and set on the trade date.

1st Installment through 6th Installment

For Notes linked to the common stock of Auxilium Pharmaceuticals, Inc.: between 0.6083% to 0.7750%. For
Notes linked to the common stock of ServiceNow, Inc.: between 0.5000% to 0.6250%. The actual installment amount per Note will be based on the coupon rate per annum and set on the trade date.

Conversion Price

A percentage of the initial price, as specified on the cover of this free writing prospectus, subject to adjustment in the case of certain corporate events, as described in the Airbag Yield Optimization Notes product supplement.

  Share Delivery
Amount(1) (per Note)

A number of shares of the underlying equity equal to (i) the principal amount divided by (ii) the conversion price of the underlying equity, as determined on the trade date. The share delivery amount is subject to adjustments in the case of certain corporate events, as described in the Airbag Yield Optimization Notes product supplement.

Payment at Maturity (per Note)

If the final price of the underlying equity is not below the conversion price, at maturity we will pay you an amount in cash equal to your principal amount.

If the final price of the
underlying equity is below the conversion price, at maturity we will deliver to you the share delivery amount (and, if applicable, cash in lieu of fractional shares) for each Note you own.(1)

The value of the share delivery amount is expected to be worth less than the principal amount and may be worthless.

Closing Price

On any trading day, the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying equity during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.

Initial Price

The closing price of the underlying equity on the trade date, as determined by the calculation agent.

Final Price

The closing price of the underlying equity on the final valuation date.

Investment Timeline

INVESTING IN THE NOTES INVOLVES SIGNIFICANT
RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. YOU MAY RECEIVE SHARES AT MATURITY THAT ARE WORTH LESS THAN YOUR PRINCIPAL AMOUNT OR MAY HAVE NO VALUE AT ALL. ANY PAYMENT ON THE NOTES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO
THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE NOTES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

(1)

If you receive the share delivery amount at maturity, we will pay cash in lieu of delivering any fractional shares of the underlying equity in an amount equal to that fraction multiplied by the final price of the underlying equity.

Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the Airbag Yield Optimization Notes product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

♦

Risk of loss at maturity — The Notes differ from ordinary debt securities in that the issuer will not necessarily pay the full principal amount of the Notes at maturity. UBS will only pay you the principal amount of your Notes in cash if the final price of the underlying equity is greater than or equal to the conversion price and only at maturity. If the final price of the underlying equity is below the conversion price, UBS will deliver to you a number of shares of the underlying equity equal to the share delivery amount at maturity for each Note that you own instead of the principal amount in cash. As a result, if the final price is below the conversion price, you will be exposed on a leveraged basis to any such decline below the conversion price. For example, if the conversion price is 80% of the initial price, the final price is less than the conversion price and the closing price of the underlying equity on the maturity date is 70% of the initial price, you will lose 12.50% of your principal amount at maturity, which is greater than the 10% additional decline from the conversion price. If you receive shares of the underlying equity at maturity, the value of the shares you receive are expected to be less than the principal amount of the Notes or may have no value at all.

♦

Higher coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the Note’s underlying equity reflects a higher expectation as of the trade date that the price of the underlying equity could close below its conversion price on the final valuation date of the Note. This greater expected risk will generally be reflected in a higher coupon payable on that Note. However, while the coupon rate is set on the trade date, the underlying equity’s volatility can change significantly over the term of the Notes. The price of the underlying equity for your Note could fall sharply, which could result in a significant loss of principal.

♦

The contingent repayment of principal applies only at maturity — You should be willing to hold your Notes to maturity. If you are able to sell your
Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the final price or secondary market sale price is above the conversion price.

♦

Your return potential on the Notes is expected to be limited to the coupons paid on the Notes — If the closing price of the underlying equity on the final valuation date is greater than or equal to the conversion price, UBS will pay you the principal amount of your Notes in cash at maturity and you will not participate in any appreciation in the price of the underlying equity even though you risked being subject to the decline in the price of the underlying equity. If the closing price of the underlying equity on the final valuation date is less than the conversion price, UBS will deliver to you shares of the underlying equity at maturity which are unlikely to be worth more than the principal amount as of the maturity date. Therefore, your return potential on the Notes as of the maturity date is expected to be limited to the coupons paid on the Notes and may be less than your return would be on a direct investment in the underlying equity.

♦

Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

♦

Single equity risk — The price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Notes, should make your own investigation into the underlying equity issuer and the underlying equity for your Notes. For additional information regarding each underlying equity issuer, please see “Information about the Underlying Equity” and “Auxilium Pharmaceuticals, Inc.” and “ServiceNow, Inc.” in this free writing prospectus and the respective underlying equity issuer’s SEC filings referred to in those sections. We urge you to review financial and other information filed periodically by the underlying equity issuer with the SEC.

♦

Fair value considerations.

♦

The issue price you pay for the Notes will exceed their estimated initial value — The issue price you pay for the Notes will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Notes by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the Notes incorporate certain variables, including the price, volatility and expected dividends on the underlying equity, prevailing interest rates, the term of the Notes and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Notes to you. Due to these factors, the estimated initial value of the Notes as of the trade date will be less than the issue price you pay for the Notes.

♦

The estimated initial value is a theoretical price; the actual price that you may be able to sell your Notes in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Notes at any time will vary based on many factors, including the factors described above and in “— Single equity risk” above and is impossible to

predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Notes in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Notes determined by reference to our internal pricing models. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.

♦

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Notes as of the trade date — We may determine the economic terms of the Notes, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Notes cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Notes as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Notes.

♦

Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Notes — The Notes will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Notes, although they are not required to do so and may stop making a market at any time. If you are able to sell your Notes prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.

♦

The price at which UBS Securities LLC and its affiliates may offer to buy the Notes in the secondary market (if any) may be greater than
UBS’ valuation of the Notes at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Notes, UBS Securities LLC or its affiliates may offer to buy or sell such Notes at a price that exceeds (i) our valuation of the Notes at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS
Securities LLC may initially offer to buy such Notes following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Market (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Notes, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Notes. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Notes and may stop making a market at any time. The price at which
UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS
Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦

Price of Notes prior to maturity — The market price of the Notes will be influenced by many unpredictable and interrelated factors, including the price of the underlying equity; the volatility of the underlying equity; the dividend rate paid on the underlying equity; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Notes.

♦

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Notes in any secondary market.

♦

Owning the Notes is not the same as owning the underlying equity — The return on your Notes may not reflect the return you would realize if you actually owned the underlying equity. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying equity over the term of your Notes. Furthermore, the underlying equity may appreciate substantially during the term of your Notes and you will not participate in such appreciation.

♦

No assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the price of the underlying equity will rise or fall. There can be no assurance that the underlying equity price will not rise by more than the coupons paid on the Notes or will not fall below the conversion price. The price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying equity. You should be willing to accept the risks of owning equities in general and the underlying equity in particular, and the risk of losing some or all of your initial investment.

♦

The calculation agent can make adjustments that affect the payment to you at maturity — The calculation agent will adjust the amount payable at maturity by adjusting the conversion price and the share delivery amount for certain corporate events affecting the underlying equity, such as stock splits and stock dividends, and certain other actions involving the underlying equity. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying equity. If an event occurs that does not require the calculation agent to adjust the conversion price and the share delivery amount, the market value of your Notes and the payment at maturity may be materially and adversely affected. Following certain corporate events relating to the issuer of the underlying equity where the issuer is not the surviving entity, the amount of cash or stock you receive at maturity may be based on the common stock of a successor to the underlying equity issuer in combination with any cash or any other assets distributed to holders of the underlying equity in such corporate event. If the issuer of the underlying equity becomes subject to (i) a reorganization event whereby the underlying equity is exchanged solely for cash or (ii) a merger or combination with UBS or any of its affiliates, the amount you receive at maturity may be based on the common stock issued by another company. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the section “General Terms of the Notes — Antidilution Adjustments” beginning on page PS-32 of the Airbag Yield Optimization Notes product supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity UBS will pay an amount in cash equal to your principal amount unless the final price of the underlying equity is below the conversion price (as such conversion price may be adjusted by the calculation agent upon occurrence of one or more such events). Regardless of any of the events discussed above, any payment on the Notes is subject to the creditworthiness of UBS.

♦

Potential UBS impact on the market price of the underlying equity — Trading or transactions by UBS or its affiliates in the underlying equity and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity may adversely affect the market price of the underlying equity and, therefore, the market value of your Notes.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying equity, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. The calculation agent, an affiliate of UBS, will determine whether the final price is below the conversion price and accordingly the payment at maturity on your Notes. The calculation agent may postpone the determination of the final price and the maturity date if a market disruption event occurs and is continuing on the final valuation date. As UBS determines the economic terms of the Notes, including the coupon rate, conversion price and share delivery amount and such terms include hedging costs, issuance costs and projected profits, the Notes represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying equity to which the Notes are linked.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We will pay total underwriting compensation in an amount equal to the underwriting discount indicated on the cover hereof per Note to any of our affiliates acting as agents or dealers in connection with the distribution of the
Notes. Given that UBS Securities LLC’s and its affiliates’ temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Notes in the secondary market.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to take actio ns that may adversely affect the Notes — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation
(bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of
UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Notes, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Notes. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Notes and/or the ability of UBS to make payments thereunder.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should read carefully the section below entitled
“What Are the Tax Consequences of the Notes?”‘ and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-46 of the Airbag Yield Optimization Notes product supplement and consult your tax advisor about your tax situation.

Hypothetical Examples and Return Table

Assumptions

The following examples and return table
illustrate the payment at maturity on a hypothetical offering of the Notes assuming the following*:

Term:

Approximately 6 months

Principal amount:

$1,000 per Note

Coupon rate**:

7.35% per annum (or $6.125 per monthly period)

Total coupon payable**:

3.675% (or $36.75 per Note)

Initial price of the underlying equity:

$20.00 per share

Conversion price:

$16.00 (80% of the initial price)

Share delivery amount***:

62.50 shares per Note (principal amount per Note/conversion price)

Dividend yield on the underlying equity****:

0.50% (based on 1.00% per annum)

*
Actual coupon rate and terms for each Note to be set on the trade date. Amounts may have been rounded for ease of analysis.

**
Coupon payment will be paid in arrears in six equal monthly installments during the term of the Notes on an unadjusted basis. The coupon rate and total coupon payable may be greater or less than the amounts shown above in which case your potential return on the Notes may be greater or less than the returns shown in the examples below.

***
If you receive the share delivery amount at maturity, we will pay cash in lieu of delivering any fractional shares of the underlying equity in an amount equal to that fraction multiplied by the final price of the underlying equity.

****
Hypothetical dividend yield holders of the underlying equity might receive over the term of the Notes. The assumed dividend yield represents a hypothetical dividend return and is not a full annualized yield. The actual dividend yield for any underlying equity may vary from the assumed dividend yield used for purposes of the following examples. Regardless, investors in the Notes will not receive any dividends paid on the underlying equity.

Hypothetical Examples

Scenario #1: The final price of the underlying equity is not below the conversion price of $16.00.

Since the
final price of the underlying equity is not below the conversion price of $16.00, UBS will pay you at maturity a cash payment equal to the principal amount of the Notes. This investment would outperform an investment in the underlying equity if the price appreciation of the underlying equity (plus dividends, if any) were less than 3.675%.

If the closing price of the underlying
equity on the final valuation date is $20.00 (no change in the price of the underlying equity):

Payment at Maturity:

$
1,000.00

Coupons:

$
36.75

($6.125 x 6 = $36.75)

Total:

$
1,036.75

Total Return on the Notes:

3.675
%

In this example, the total return on the Notes is 3.675% while the total return on the underlying equity is 0.50%
(including dividends).

If the closing price of the underlying equity on the final valuation date is $26.00 (an increase of 30%):

Payment at Maturity:

$
1,000.00

Coupons:

$
36.75

($6.125 x 6 = $36.75)

Total:

$
1,036.75

Total Return on the Notes:

3.675
%

In this example, the total return on the Notes is 3.675% while the total return on the underlying equity is 30.50%
(including dividends).

If the closing price of the underlying equity on the final valuation date is $17.00 (a decline of 15%):

Payment at Maturity:

$
1,000.00

Coupons:

$
36.75

($6.125 x 6 = $36.75)

Total:

$
1,036.75

Total Return on the Notes:

3.675
%

In this example, the total return on the Notes is 3.675% while the total return on the underlying equity is a loss of 14.50% (including dividends).

Scenario #2: The final price of the underlying equity is below the conversion price of $16.00.

Since the final price of the underlying equity is below the conversion price of $16.00, UBS will deliver to you at maturity the share delivery amount for every Note you hold and pay you any fractional shares included in the share delivery amount in cash based on the final price of the underlying equity. The value of the shares received at maturity and the total return on the Notes at that time depends on the closing price of the underlying equity on the maturity date.

If the closing price of the underlying equity on both the final valuation date and the maturity date is $9.00 (a decline of 55%):

Value of shares received per Note

$
558.00

($9.00 x 62 = $558.00)

Amount paid for fractional shares per Note

$
4.50

($9.00 x 0.50 = $4.50)

Coupons :

$
36.75

($6.125 x 6 = $36.75)

Total:

$
599.25

Total Return on the Notes:

40.075
%

In this example, the total return on the Notes is a loss of 40.075% while the total return on the underlying equity is a loss of 54.50% (including dividends).

If the closing price of the underlying equity on both the final valuation date and the maturity date is $12.00 (a decline of 40%):

Value of shares received per Note

$
744.00

($12.00 x 62 = $744.00)

Amount paid for fractional shares per Note

$
6.00

($12.00 x 0.50 = $6.00)

Coupons:

$
36.75

($6.125 x 6 = $36.75)

Total:

$
786.75

Total Return on the Notes:

21.325
%

In this example, the total return on the Notes is a loss of 21.325% while the total return on the underlying equity is a loss of 39.50% (including dividends).

Hypothetical Return Table

Underlying Equity

  The Hypothetical Final Price is   Greater Than or Equal to the
 Hypothetical
Conversion Price(1)

The Hypothetical Final Price is Less Than the Hypothetical Conversion
Price(2)

Hypothetical Final Price(3)

Stock Price Return(4)

Total Return on the Underlying Equity at Maturity(5)

Total Payment at Maturity
+ Coupon Payments(6)

Total Return on the Notes
at Maturity(7)

Total Payment at Maturity
+ Coupon Payments(8)

  Total Return on
the Notes at Maturity(7)

$30.00

50.00%

50.50%

$1,036.75

3.675%

n/a

n/a

$29.00

45.00%

45.50%

$1,036.75

3.675%

n/a

n/a

$28.00

40.00%

40.50%

$1,036.75

3.675%

n/a

n/a

$27.00

35.00%

35.50%

$1,036.75

3.675%

n/a

n/a

$26.00

30.00%

30.50%

$1,036.75

3.675%

n/a

n/a

$25.00

25.00%

25.50%

$1,036.75

3.675%

n/a

n/a

$24.00

20.00%

20.50%

$1,036.75

3.675%

n/a

n/a

$23.00

15.00%

15.50%

$1,036.75

3.675%

n/a

n/a

$22.00

10.00%

10.50%

$1,036.75

3.675%

n/a

n/a

$21.00

5.00%

5.50%

$1,036.75

3.675%

n/a

n/a

$20.00

0.00%

0.50%

$1,036.75

3.675%

n/a

n/a

$19.00

-5.00%

-4.50%

$1,036.75

3.675%

n/a

n/a

$18.00

-10.00%

-9.50%

$1,036.75

3.675%

n/a

n/a

$17.00

-15.00%

-14.50%

$1,036.75

3.675%

n/a

n/a

$16.00

-20.00%

-19.50%

$1,036.75

3.675%

n/a

n/a

$15.00

-25.00%

-24.50%

n/a

n/a

$974.25

-2.575%

$14.00

-30.00%

-29.50%

n/a

n/a

$911.75

-8.825%

$13.00

-35.00%

-34.50%

n/a

n/a

$849.25

-15.075%

$12.00

-40.00%

-39.50%

n/a

n/a

$786.75

-21.325%

$11.00

-45.00%

-44.50%

n/a

n/a

$724.25

-27.575%

$10.00

-50.00%

-49.50%

n/a

n/a

$661.75

-33.825%

$ 9.00

-55.00%

-54.50%

n/a

n/a

$599.25

-40.075%

(1)
  A conversion event does not occur if the hypothetical final price of the underlying equity is not below the hypothetical conversion price.

(2)
A conversion event occurs if the hypothetical final price of the underlying equity is less than the hypothetical conversion price.

(3)

If the hypothetical final price of the underlying equity is not below the hypothetical conversion price, this number represents the final price. If the hypothetical final price of the underlying equity is below the hypothetical conversion price, this number represents the final price as of the final valuation date and the closing price as of the Maturity Date.

(4)
  The hypothetical stock price return range is provided for illustrative purposes only. The actual stock price return may be below
-55% and you therefore may lose up to 100% of your principal amount.

(5)
  The total return on the underlying equity at maturity includes a hypothetical 0.50% cash dividend payment (based on 1.00% per annum).

(6)
  Payment consists of the principal amount plus hypothetical coupon payments of 7.35% per annum (equal to 3.675% over the term of the Notes).

(7)
  The Total Return on the Notes at maturity includes hypothetical coupon payments of 7.35% per annum (equal to 3.675% over the term of the Notes).

(8)

Payment consists of the share delivery amount plus hypothetical coupon payments of 7.35% per annum (equal to 3.675% over the term of the Notes). If you receive the share delivery amount at maturity, we will pay cash in lieu of delivering any fractional shares of the underlying equity in an amount equal to that fraction multiplied by the final price of the underlying equity.

Information about the Underlying Equity

All disclosures contained in this free writing prospectus regarding each underlying equity are derived from publicly available information. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the underlying equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying equity. You should make your own investigation into each underlying equity.

Included on the following pages is a brief description of the issuers of each of the respective underlying equities. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for the underlying equities. The information given below is for the four calendar quarters in each of 2010, 2011, 2012 and
2013, where applicable. Partial data is provided for the first calendar quarter of 2014. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the underlying equities as an indication of future performance.

Each of the underlying equities will be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the respective issuers of the underlying equities with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the respective issuers of the underlying equities under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Auxilium Pharmaceuticals,
Inc.

According to publicly available information, Auxilium Pharmaceuticals, Inc. (“Auxilium“) is a biopharmaceutical company that focuses on developing and marketing products to predominantly specialist audiences. Auxilium currently markets two products:
Testim® and XIAFLEX®. Testim is a proprietary, topical testosterone gel indicated for the treatment of hypogonadism. XIAFLEX is a proprietary, injectable clostridial collagenase enzyme approved by the U.S. Food and Drug Administration for the treatment of Dupuytren’s contracture in adult patients. Auxilium uses a third-party logistics company, ICS, a division of AmerisourceBergen Corporation for commercial distribution of
Testim and XIAFLEX. Information filed by Auxilium with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-50855, or its CIK Code: 0001182129. Auxilium’s website is http://www.auxilium.com. Auxilium’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “AUXL.”

Information from outside sources is not
incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the underlying equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying equity.

Historical Information

The following table sets forth the
quarterly high and low closing prices for Auxilium’s common stock, based on the daily closing prices on the primary exchange for Auxilium. We obtained the closing prices below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Auxilium’s common stock on January 21, 2014 was $25.08. The actual initial price will be the closing price of Auxilium’s common stock on the trade date. The historical performance of the underlying equity should not be taken as indication of the future performance of the underlying equity during the term of the
Notes.

Quarter Begin

Quarter End

Quarterly Closing High

Quarterly Closing Low

Quarterly Close

1/4/2010

3/31/2010

$34.41

$28.03

$31.16

4/1/2010

6/30/2010

$37.78

$22.85

$23.50

7/1/2010

9/30/2010

$28.22

$20.54

$24.78

10/1/2010

12/31/2010

$27.23

$18.93

$21.10

1/3/2011

3/31/2011

$24.15

$20.58

$21.47

4/1/2011

6/30/2011

$24.40

$18.92

$19.60

7/1/2011

9/30/2011

$20.84

$13.95

$14.99

10/3/2011

12/30/2011

$19.93

$14.21

$19.93

1/3/2012

3/30/2012

$20.45

$18.47

$18.57

4/2/2012

6/29/2012

$26.89

$17.27

$26.89

7/2/2012

9/28/2012

$27.52

$22.86

$24.46

10/1/2012

12/31/2012

$25.13

$17.57

$18.53

1/2/2013

3/28/2013

$19.28

$16.51

$17.28

4/1/2013

6/28/2013

$17.38

$14.00

$16.63

7/1/2013

9/30/2013

$19.65

$16.80

$18.23

10/1/2013

12/31/2013

$21.64

$16.39

$20.74

1/2/2014*

1/21/2014*

$25.08

$19.99

$25.08

*
As of the date of this free writing prospectus, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through January 21,
2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of Auxilium’s common stock from July 25, 2004 through January 21,
2014, based on information from Bloomberg. The dotted line represents a hypothetical conversion price of $20.06, which is equal to 80% of the closing price on January 21, 2014. The actual conversion price will be based on the closing price of
Auxilium’s common stock on the trade date. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

ServiceNow, Inc.

According to
publicly available information, ServiceNow, Inc. (“ServiceNow”) is a provider of cloud-based services to automate enterprise information technology (“IT”) operations. ServiceNow offers a suite of applications built on its proprietary platform which automates workflow and integrates related business processes. ServiceNow focuses on automating and standardizing business processes and consolidating IT across the various enterprises. Its suite of applications was developed to address core information technology infrastructure library processes, as well as additional business processes, and runs on a single extensible platform. Information filed by ServiceNow with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-35580, or its CIK Code: 0001373715. ServiceNow’s website is http://www.servicenow.com. ServiceNow’s common stock is listed on the New York Stock Exchange under the ticker symbol “NOW.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the underlying equity. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying equity.

Historical
Information

The following table sets forth the quarterly high and low closing prices for ServiceNow’s common stock, based on the daily closing prices on the primary exchange for ServiceNow. We obtained the closing prices below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of
ServiceNow’s common stock on January 21, 2014 was $60.80. The actual initial price will be the closing price of ServiceNow’s common stock on the trade date. The historical performance of the underlying equity should not be taken as indication of the future performance of the underlying equity during the term of the Notes.

Quarter Begin

Quarter End

Quarterly Closing High

Quarterly Closing Low

Quarterly Close

6/29/2012*

6/29/2012*

$24.60

$24.60

$24.60

7/2/2012

9/28/2012

$40.37

$23.70

$38.68

10/1/2012

12/31/2012

$37.15

$28.71

$30.03

1/2/2013

3/28/2013

$37.83

$26.07

$36.20

4/1/2013

6/28/2013

$43.39

$34.53

$40.39

7/1/2013

9/30/2013

$52.59

$40.79

$51.95

10/1/2013

10/21/2013

$58.37

$48.08

$56.01

1/2/2014**

1/21/2014**

$62.05

$55.18

$60.80

*
ServiceNow’s common stock commenced trading on the New York Stock Exchange on June 29, 2012 and therefore has a limited historical performance. For this reason, available information for the second calendar quarter of 2012 includes data for June 29, 2012. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2012.

**
As of the date of this free writing prospectus, available information for the first calendar quarter of 2014 includes data for the period from January 2, 2014 through
January 21, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2014.

The graph below illustrates the performance of ServiceNow’s common stock from June 29, 2012 through January 21,
2014, based on information from Bloomberg. The dotted line represents a hypothetical conversion price of $48.64, which is equal to 80% of the closing price on January 21, 2014. The actual conversion price will be based on the closing price of
ServiceNow’s common stock on the trade date. ServiceNow’s common stock commenced trading on the New York Stock Exchange on June 29, 2012 and therefore has a limited historical performance. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

What are the Tax Consequences of the Notes?

The United States federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-46 of the Airbag Yield Optimization Notes product supplement. The following discussion supplements the discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-46 of the Airbag Yield Optimization Notes product supplement.

The United States federal income tax consequences of your investment in the Notes are complex and uncertain. By purchasing a Note, you and UBS hereby agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a Note for all tax purposes as an investment unit consisting of a non-contingent short-term debt instrument and a put option contract in respect of the underlying equity. The terms of the Notes require (in the absence of an administrative determination or judicial ruling to the contrary) that you treat your Notes for U.S. federal income tax purposes as consisting of two components:

Debt component — Amounts treated as interest on the debt component would be subject to the general rules governing interest payments on short-term notes and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers who elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers who do not elect to accrue interest currently would include interest into income upon receipt of such interest.

Put option component — The put option component would generally not be taxed until sale or maturity of the Notes. At maturity, the put option component either would be taxed as a short-term capital gain if the principal amount is repaid in cash or would reduce the basis of any underlying equity if you receive the underlying equity.

With respect to
coupon payments you receive, you agree to treat such payments as consisting of interest on the debt component and a payment with respect to the put option as follows:

Underlying equity

  Coupon Rate
(to be determined on trade date)

Interest on Debt Component

Put Option Component

Common stock of Auxilium Pharmaceuticals, Inc.

7.30% to 9.30% per annum

•% per annum

•% per annum

Common stock of ServiceNow, Inc.

6.00% to 7.50% per annum

•% per annum

•% per annum

This discussion does not address the U.S. federal income tax consequences to you of holding or disposing of any underlying equity that you may receive in connection with your investment in the Notes. If you receive the underlying equity, certain adverse U.S. federal income (and other) tax consequences might apply to you. You should refer to information filed with the
Securities and Exchange Commission or another governmental authority by the issuers of the underlying equity and consult your tax advisor regarding possible tax consequences to you of acquiring, holding or otherwise disposing of any of the underlying equity.

In addition, we will not attempt to ascertain whether of any issuer of any underlying equity is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”). If the issuer of the underlying equity is so treated, certain adverse U.S. federal income tax consequences might apply to a non-U.S. holder upon the sale, exchange or other disposition of a Note or the underlying equity. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuer of any underlying equity and consult your tax advisor regarding the possible consequences to you if any issuer is, or becomes a USRPHC.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, based on certain factual representations received from us, it would be reasonable to treat your Notes as described above. However, in light of the uncertainty as to the United States federal income tax treatment, it is possible that your Notes could be treated as a single contingent short-term debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Notes could differ materially from the treatment described above. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes. Please read the discussion in “Supplemental U.S. Tax Considerations” on page PS-46 of the Airbag Yield Optimization Notes product supplement for a more detailed description of the tax treatment of your Notes.

In 2007, the Internal Revenue Service released a Notice that may affect the taxation of holders of the Notes. According to the Notice, the
Internal Revenue Service and the Treasury Department are actively considering the appropriate tax treatment of holders of certain types of structured notes. Legislation has also been proposed in Congress that would require the holders of certain prepaid forward contracts to accrue income during the term of the transaction. It is not clear whether the Notice applies to instruments such as the Notes. Furthermore, it is not possible to determine what guidance or legislation will ultimately result, if any, and whether such guidance or legislation will affect the tax treatment of the Notes. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-46 of the Airbag Yield Optimization Notes product supplement unless and until such time as some other treatment is more appropriate.

Medicare Tax on Net Investment Income. Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the

Notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets — Under recently enacted legislation, individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such individuals hold such assets outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Notes.

Non-U.S. Holders. If you are not a U.S. holder, subject to Section 871(m) and
‘‘FATCA,’’ (discussed below), you should generally not be subject to United States withholding tax with respect to payments on your Notes or to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes if you comply with certain certification and identification requirements as to your foreign status (by providing us with a fully completed and validly executed applicable IRS Form W-8). Gain from the sale or exchange of a Note or cash settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S. or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

If the Notes are physically settled by delivery to you of the underlying equity, you may suffer adverse U.S. federal income tax consequences if you hold such underlying stock (to the extent the issuer of such stock is a U.S. corporation). In respect of such an underlying equity, you may be subject to U.S. withholding tax on U.S. source dividends received in respect of such stock that you hold. Other adverse tax consequences are possible. You should carefully review the potential tax consequences to “non-U.S. holders” that are set forth in the prospectus for each of the underlying stocks.

Section
871(m) of the Code requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S. source dividends. Under recently proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments that reference U.S. stocks (including shares of the underlying stocks) including possibly the Notes, may be treated as dividend equivalents that are subject to U.S. withholding tax. Under these proposed regulations, withholding may be required even in the absence of any actual dividend-related payment or adjustment made pursuant to the terms of the instrument. However, if finalized in their current form, the proposed regulations would not impose a withholding tax on dividend equivalent payments that are made on such equity-linked instruments prior to January 1, 2016. Nevertheless, if we (or the applicable paying agent) are required to withhold, we (or the applicable paying agent) would be entitled to do so without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Notes.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S.
withholding tax on “withholdable payments” (i.e, certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial U.S. owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31,
2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. Pursuant to a recently issued Internal Revenue Service Notice, FATCA withholding on
“withholdable payments” begins on July 1, 2014, and pursuant to this Notice, withholding tax under FATCA would not be imposed on payments pursuant to obligations that are outstanding on July 1, 2014 (and are not materially modified after
June 30, 2014). If, however, withholding is required, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear and the above description is based on U.S. Treasury Department regulations and interim guidance. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.

Proposed Legislation

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted,

the effect of this legislation generally would be to require instruments such as the put option component of the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

For a more
complete discussion of the U.S. federal income tax consequences of your investment in the Notes, including the consequences of a sale or exchange of the Notes, please see the discussion under “Supplemental U.S. Tax Considerations”
beginning on page PS-46 of the Airbag Yield Optimization Notes product supplement.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS
AS TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX (INCLUDING NON-U.S. TAX) CONSEQUENCES TO THEM OF THE PURCHASES, OWNERSHIP AND DISPOSITION OF THE NOTES AND ANY UNDERLYING EQUITY RECEIVED IN RESPECT OF THE NOTES.

Supplemental
 Plan of Distribution (Conflicts of Interest); Secondary Market (if any)

We will agree to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents will agree to purchase, all of the Notes at the issue price less the underwriting discount indicated on the cover of the final pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Notes will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. The Agents intend to resell the offered Notes at the original issue price to the public. The Agents may resell the Notes to securities dealers at a discount from the issue price to the public up to the underwriting discount indicated on the cover of the final pricing supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Notes and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Notes in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and
its affiliates may offer to buy or sell the Notes in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Notes at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’S or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Notes immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Notes as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 3 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Notes and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the
Notes, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 5 and 6 of this free writing prospectus.